Exhibit 11.   Statement re computation of per share earnings

                                   ________________________________________________________________________________________________
                                                                          Quarter Ended
                                   ________________________________________________________________________________________________
                                       March 31, 1999            June 30, 1999          September 30, 1999     December 31, 1999
                                   ______________________   _______________________   _____________________ ______________________
                                           Weighted  Per            Weighted   Per          Weighted  Per         Weighted   Per
                                           Average  Share           Average   Share          Average Share         Average  Share
                                    Income Shares   Amount  Income  Shares    Amount  Income Shares  Amount Income  Shares  Amount
                                   _______ ________ ______  ______  ________  ______  ______ _______ ______ ______ _______  ______

Basic Earnings per Common Share
Income available to common
   shareholders                     $2,286  7,206   $0.32   $2,478   7,212    $0.34   $2,705 7,043   $0.38  $2,167 6,785    $0.32
                                                    ======                    ======                 ======                 ======

Effect of Dilutive Shares
Options issued to management                   42                       33                      39                    33
                                           ________                 ________                 _______               _______

Diluted Earnings per Common Share
Income available to common
   shareholders                     $2,286 7,248    $0.32  $2,478   7,245     $0.34   $2,705 7,082   $0.38  $2,167 6,818    $0.32
                                    ====== ======== ====== =======  ========  ==-===  ====== ======= ====== ====== =======  ======



                                   ________________________________________________________________________________________________
                                                                          Quarter Ended
                                   ________________________________________________________________________________________________
                                       March 31, 1998            June 30, 1998          September 30, 1998     December 31, 1998
                                   ______________________   _______________________   _____________________ ______________________
                                           Weighted  Per            Weighted   Per          Weighted  Per         Weighted   Per
                                           Average  Share           Average   Share          Average Share         Average  Share
                                    Income Shares   Amount  Income  Shares    Amount  Income Shares  Amount Income  Shares  Amount
                                   _______ ________ ______  ______  ________  ______  ______ _______ ______ ______ _______  ______

Basic Earnings per Common Share
Income available to common
   shareholders                     $1,977 7,167    $0.28  $1,478   7,193     $0.20   $2,547 7,197   $0.35  $2,657 7,199    $0.37
                                                    ======                    ======                 ======                 ======

Effect of Dilutive Shares
Options issued to management                  83                       70                       59                    48
                                           ________                 ________                 _______               _______

Diluted Earnings per Common Share
Income available to common
   shareholders                     $1,977 7,250    $0.27  $1,478   7,263     $0.20   $2,547 7,256   $0.35  $2,657 7,247    $0.37
                                    ====== ======== ====== =======  ========  ==-===  ====== ======= ====== ====== =======  ======


                                   ______________________

                                        Year Ended
                                   ______________________
                                     December 31, 1997
                                   ______________________
                                           Weighted  Per
                                           Average  Share
                                    Income Shares   Amount
                                   _______ ________ ______
Basic Earnings per Common Share
Income available to common
   shareholders                    $7,925  7,132    $1.11
                                                    ======

Effect of Dilutive Shares
Options issued to management                  90
                                           ________
Diluted Earnings per Common Share
Income available to common
   shareholders                    $7,925  7,222    $1.10
                                    ====== ======== ======